UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2017

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 South Capital of Texas Highway, Las Cimas IV, Suite 150

Austin, TX

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2017, upon the recommendation of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Savara Inc. (the “Company”), the Board approved changes to the compensation of the Company’s executive officers, including adjustments to their base salaries as well as implemented target bonus amounts for such executives for the year ended December 31, 2018. Savara’s executive compensation program is intended to enable the Company to attract and retain qualified executive officers and to align the interests of its executive officers with those of its stockholders by incentivizing and rewarding achievement of business objectives that Savara believes will enhance the value of the Company and by promoting commitment to long-term success. The primary components of Savara’s executive compensation program are base salary, annual performance-based cash incentives, and stock option awards.

In considering compensation changes for Savara’s executive officers, the Compensation Committee considered the advice of Setren, Smallberg & Associates, an independent executive compensation consultant engaged by the Compensation Committee (the “Independent Consultant”), as well as the executive officer’s role, responsibilities, past performance, and the compensation of the Company’s other executive officers. The Compensation Committee and the Independent Consultant also reviewed comparable data from the Radford Life Science Index as well as a peer group of comparable companies identified by the Compensation Committee and the Independent Consultant.

The Compensation Committee also considered that the compensation arrangements for the Company’s executives prior to these adjustments had been established when such officers were employed by the private company Savara (“Private Savara”) prior to the Company’s business combination with Mast Therapeutics Inc. which closed in April 2017 (the “Merger”). Private Savara had limited cash resources prior to the Merger and, as a result of the Merger, the executive officers of Private Savara became the executive officers of the Company. However, the compensation of the Private Savara executives was never adjusted in connection with or subsequent to the Merger. Thus, the executive compensation adjustments approved on December 14, 2017 were also intended to reflect the changes in responsibilities and the transition of such executives to a publicly held entity.

After consideration of the foregoing matters, the Compensation Committee recommended executive compensation adjustments to the Board and the Board discussed and approved the executive compensation adjustments described below. The Compensation Committee and the Board discussed but did not approve any equity awards for the Company’s executive officers.

Annual Base Salaries

Effective December 16, 2017, the annual base salaries for the Company’s executive officers were increased to be as follows:

Executive Officer	Title	Base Salary
Rob Neville	Chief Executive Officer	$525,000
Taneli Jouhikainen	President and Chief Operating Officer	$525,000
Dave Lowrance	Chief Financial Officer	$365,000

Fiscal Year 2018 Target Bonuses

The Board approved the following target bonuses for the Company’s fiscal year ending December 31, 2018 for the Company’s executive officers:

Executive Officer	Title	Target Bonus	% of Base Salary
Rob Neville	Chief Executive Officer	$262,000	50%
Taneli Jouhikainen	President and Chief Operating Officer	$262,000	50%
Dave Lowrance	Chief Financial Officer	$128,000	35%

Actual bonus amounts paid to the executive officers may be more or less than the target bonus amounts. The total bonus opportunity will be based on the achievement of certain performance goals, and the Board has the discretion to award bonus amounts that differ for attainment of performance goals that fall above or below such goals. For Mr. Neville, the achievement of corporate performance measures will represent 100% of his target bonus award. For each of Dr. Jouhikainen and Mr. Lowrance, the achievement of corporate performance measures represent 25% of the target bonus award, individual performance measures represent 50% of the target bonus award and 25% of the award is determined at the discretion of the chief executive officer.

Bonus Awards

On December 17, 2017, the Board approved the following bonus payments to the Company’s executive officers for performance at the Company during 2017:

Executive Officer	Title	Bonus
Rob Neville	Chief Executive Officer	$296,662.50
Taneli Jouhikainen	President and Chief Operating Officer	$296,662.50
Dave Lowrance	Chief Financial Officer	$108,012.50

Each such officer also received a bonus of $70,837.50 in 2017 for attainment of goals related to performance at Private Savara.

Compensation for Non-Employee Directors

The Compensation Committee undertook an analysis similar to that for the executive officers with respect to evaluating the compensation of the Company’s non-employee directors. As a result of such analysis, upon the recommendation of the Compensation Committee, the Board approved the changes in non-employee director compensation described below.

Each non-employee director will receive an annual fee of $32,000 in cash for serving on the Board, as well as $2,000 for attendance at each in person meeting of the Board. There are no additional fees for Board meetings attended by telephone or for attending individual meetings of Board committees. In addition, the chairpersons and members of the Board’s three standing committees will be entitled to the following annual cash fees:

Board Committee	Chairperson Fee*	Member Fee
Audit Committee	$17,500	$7,500
Compensation Committee	$12,500	$5,500
Nominating and Corporate Governance Committee	$7,500	$3,750

* Any non-employee director who serves as chairperson of a committee shall not be entitled to a member fee for the same committee.

In addition to the cash compensation described above, beginning in 2018, each non-employee director will be granted an option to purchase 12,000 shares of the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2017		SAVARA INC.
a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial Officer